SECOND AMENDMENT TO PROMISSORY NOTE

Whereas, that certain Promissory Note dated October 24, 2006, in the original principal amount of $1,700,000 was executed by iSecureTrac Corp. (“Maker”) in favor of Consolidated Investment Services, Inc. (“Payee”) which note was amended by that First Amendment dated December 12, 2006 (the note as amended by said first amendment is hereinafter referred to as the “Note”); and

Whereas, Maker and Payee now desire to amend the Note to modify the Maturity Date (as defined in the Note);

NOW THEREFORE, for and in consideration of ten dollars and other good and valuable consideration receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. The “Maturity Date” as defined in the Note is hereby amended and restated as follows:

“Maturity Date.” The earlier of (i) July 1, 2009; or (ii) the first date on which Maker issues equity securities or arranges for additional indebtedness (other than trade indebtedness incurred in the ordinary course of its business) in a transaction or series of transactions which generates aggregate net proceeds to the Maker of not less than $1,700,000.

2. Except as amended hereby, the Note remains the same in all respects and remains in full force and effect.

Signed this 9th day of May, 2007.

MAKER:

ISECURETRAC CORP.,
a Delaware corporation

By: /s/ Peter A. Michel
Name: Peter A. Michel
Its: CEO
Federal ID #: 87-0347787

PAYEE:

CONSOLIDATED INVESTMENT SERVICES, INC.,
a Nevada corporation

By: /s/ Heather Kreager
Name: Heather Kreager
Its: Vice President
Federal ID #: 88-0214301